UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 13, 2004

                      SAFE TECHNOLOGIES INTERNATIONAL INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                     000-17746              22-2824492
          --------                     ---------              ----------
  (State or other jurisdiction     (Commission File       (I.R.S. Employer
of incorporation or organization)       Number)         Identification Number)

              2875 S. Ocean Blvd., Suite 104, Palm Beach, FL 33480
              ----------------------------------------------------
              (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code 561-832-2700

                125 Worth Avenue, Suite 113, Palm Beach, FL 33480
                -------------------------------------------------
                                 Former Address

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Item 2.  Acquisition of Assets

We have closed our acquisition of 60% of Time Bytes Limited and of its two affiliates, Time Bytes International, Inc., and Sports Profiles Ltd. The purchase price for our 60% interest in these companies was 17,000,000 shares of our common stock. The Stock Purchase Agreement for this transaction is attached as an Exhibit, as well as audited financial statements for Time Bytes Limited for its fiscal years ended October 31, 2001 and 2002, and other exhibits to the Stock Purchase Agreement. Audited financial statements for Time Bytes Limited for the fiscal year ended October 31, 2003 will be filed within 60 days.

Item 7.  Exhibits

10.1 Stock Purchase Agreement dated December 30, 2003, between Safe Technologies International, Inc. and Nevern Johns.

                  Purchase Price Agreement (Schedule 1 to the Stock Purchase Agreement)

                  Audited Financial Statements of Time Bytes Limited (Schedule 1a to the Stock Purchase Agreement)

                  Companies' Litigation Affidavit (Schedule 1(b) to the Stock Purchase Agreement)

                  Stock Incentive Plan (Schedule 1c to the Stock Purchase Agreement)

10.2 Employment Agreement between Time Bytes LTD, Sports Profile LTD, (UK companies) and Time Bytes International, Inc., a Delaware corporation and Nevern Johns dated January 31, 2004.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Safe Technologies International, Inc.

                                  By:  /s/ MICHAEL J. POSNER
                                       ----------------------------
                                       Michael J Posner, President

Date:  February 16, 2004

                                  Exhibit Index

No.      Description

10.1 Stock Purchase Agreement dated December 30, 2003, between Safe Technologies International, Inc. and Nevern Johns.

10.2 Employment Agreement between Time Bytes LTD, Sports Profile LTD, (UK companies) and Time Bytes International, Inc., a Delaware corporation and Nevern Johns dated January 31, 2004.